EXHIBIT 23.1

                    Accountants' Consent



The Board of Directors and Shareholders
Mid-America Apartment Communities, Inc.


We consent to incorporation by reference in the registration statement (No. 33-91416) on Form S-8 and the registration statements (Nos. 33-95734, 33-96852, 333-3274, 333-20221 and
333-34775) on Form S-3 of Mid-America Apartment Communities, Inc. of our report dated March 27, 1998 to the consolidated balance sheets of Mid-America Apartment Communities, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997 and our report dated March 27, 1998 to the financial statement schedule of Mid-America Apartment Communities, Inc., which reports are herein included in the 1997 Annual Report on Form 10-K of Mid-America Apartment Communities, Inc. Our reports refer to the Company's change in its accounting method to capitalize replacement purchases for major appliances and carpet in 1996.




                              /s/ KPMG Peat Marwick LLP


Memphis, Tennessee
March 30, 1998